                         SUBSIDIARIES OF THE REGISTRANT


PARENTS

     None

                                                     JURISDICTION OF        PERCENT OF
SUBSIDIARIES CONSOLIDATED                            INCORPORATION          STOCK OWNED
-------------------------                            ---------------        -----------
     Amercoat Japan Company, Limited                 Japan                      100
     American Pipe & Construction International      California                 100
     Ameron (Australia) Pty. Limited                 Australia                  100
     Ameron B.V.                                     The Netherlands            100
     Ameron Composites Inc.                          Delaware                   100
     Ameron FSC                                      Guam                       100
     Ameron (Hong Kong) Ltd.                         Hong Kong                  100
     Ameron Malaysia Sdn. Bhd.                       Malaysia                   100
     Ameron (New Zealand) Limited                    New Zealand                100
     Ameron (Pte) Ltd.                               Singapore                  100
     Ameron (UK) Limited                             United Kingdom             100
     Centron International, Inc.                     Delaware                   100
     Island Ready-Mix Concrete, Inc.                 Hawaii                     100


SUBSIDIARIES NOT CONSOLIDATED AND
FIFTY-PERCENT OR LESS OWNED COMPANIES
-------------------------------------
     TAMCO                                           California                  50
     Bondstrand, Ltd.                                Saudi Arabia                40
     Oasis-Ameron, Ltd.                              Saudi Arabia                40
     Ameron Saudi Arabia, Ltd.                       Saudi Arabia                30

Names of other subsidiaries not consolidated and fifty-percent or less owned companies are omitted because when considered in the aggregate as a single subsidiary they do not constitute a significant subsidiary.



                                   EXHIBIT 21